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                                                                   Exhibit 10.39

                             TERMINATION AGREEMENT

     THIS TERMINATION AGREEMENT is made and entered into as of this 1st day of February, 2002, by and among:

CHUGAI PHARMACEUTICAL CO., LTD          a Japanese corporation (herinafter
                                        "Chugai"), with its principal offices
                                        located at 1-9 Kyobashi 2-chome,
                                        Chuo-ku, Tokyo, Japan 104-0031; and

GLIATECH INC.,                          a Delaware corporation (hereinafter
                                        "Gliatech"), with its principal offices
                                        located at 23420 Commerce Park Road,
                                        Cleveland, Ohio 44122, U.S.A.

                                   WITNESSETH

     WHEREAS, Chugai and Gliatech have entered into the DEVELOPMENT AND EXCLUSIVE LICENSE AGREEMENT (hereinafter "License Agreement") and the MANUFACTURING AGREEMENT (herein after "Manufacturing Agreement"; and License Agreement and Manufacturing Agreement are hereinafter collectively "Agreements"), both dated 10th day of December, 1996; and

     WHEREAS, Chugai and Gliatech hereto desire to terminate the Agreements in accordance with the provisions hereof.

     NOW, THEREFORE, Chugai and Gliatech hereby agree as follows:

1.   TERMINATION
     Chugai and Gliatech agree that the Agreements shall terminate, effective as of the earlier date of either the 28th day of February 2002 or the date of the completion of providing materials under Article 4 of this TERMINATION AGREEMENT. Such effective date shall be hereinafter referred to as the "Termination Date".

2.   ACKNOWLEDGEMENT
     Chugai and Gliatech hereby acknowledge and agree that this TERMINATION AGREEMENT irrevocably, unconditionally and permanently cancels and nullifies, upon termination provided in Article 1 above, any and all their rights and obligations contained in the Agreements. Chugai and Gliatech specifically acknowledge and agree that, after the termination, Chugai shall not be obliged to develop or commercialize Gliatech's ADCON(R)-L or ADCON(R)-T/N nor be liable for any and all matters related to the Importation Approval (hereinafter "Importation Approval") for Gliatech's ADCON(R)-L or ADCON(R)-T/N as provided in Article 1.7 of the License Agreement.

3.   WITHDRAWAL OF THE APPLICATION FOR THE IMPORTATION APPROVAL
     Chugai shall continue filing the application for the Importation Approval until and including the Termination Date, and shall be entitled to withdraw such application at its own discretion after the Termination Date.



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4.   MATERIALS FOR THE IMPORTATION APPROVAL
     Chugai will, at Chugai's sole discretion on or before the Termination Date, provide Gliatech and/or a third party designated by Gliatech with Patient Case Records Chugai received from Gliatech and photocopies of the dossier filed to the MHLW in connection with the application for the Importation Approval. This provision process shall be completed by Chugai's mailing all relevant documents to the above address of Glaitech or a third party designated by Gliatech. Gliatech and Chugai shall take all reasonable steps so that such delivery shall be completed smoothly.

5.   WAIVER
     Chugai and Gliatech shall, upon the termination of the Agreements, irrevocably, unconditionally and permanently waive any and all of their rights to the other party, and shall not raise any claim against the other party in connection with the Agreements after the Termination Date.

6.   CONFIDENTIALITY
     Neither Chugai nor Gliatech shall, for a period of five (5) years from the Termination Date, disclose to a third party any confidential information of the other party which it has acquired in connection with the Agreements or in the course of performance of the Agreements.

7.   OTHER
 (a) This TERMINATION AGREEMENT shall be governed by and construed in accordance with the laws of the United States of America.
 (b) All disputes, controversies or differences that may arise out of or in relation to this TERMINATION AGREEMENT shall be finally settled bt arbitration. The arbitration will be conducted by a certified arbitration service under regulations of the American Arbitration Association.
     An Arbitrator will be selected by mutual agreement of the parties. Each party hereby accepts and submits itself unconditionally to the exclusive jurisdiction of the arbitrator. Gliatech and Chugai shall equally share the fees and disbursements incurred for such arbitration.

     IN WITNESS WHEREOF, Chugai and Gliatech hereto have executed this TERMINATION AGREEMENT in duplicate on the day and year first above written.

          CHUGAI PHARMACEUTICAL CO., LTD.


          /s/ Takeshi Nakagawa
          Name: Takeshi Nakagawa
          Title: General Manager, Medical Device Division



          GLIATECH INC.


          /s/ Steven L. Basta
          Name: Steven L. Basta
          Title: President



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